The Board of Directors
XCL, Ltd.
110 Rue Jean Lafitte
Lafayette LA 70508

Gentlemen:

We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and references to H.J. Gruy and Associates, Inc. and to the references to our report dated October 12, 1998 (Proved Reserves, Zhao Dong Block, China) prepared for XCL Ltd. in the filing of Amendment No. 1 to the Registration Statement on Form S-4 of
XCL Ltd.

                         Yours very truly,

                         /s/ James H. Hartsock
                         -----------------------------
                         By: James H.Hartsock, PhD, PE
                         Title: Executive Vice President

Houston, Texas
October 12, 1998


H.J. Gruy and Associates, Inc.      1200 Smith Street, Suite 3040,
Houston, Texas  77002 o (713) 739-1000